Exhibit 99

Form 3 Joint Filer Information

Name of Joint Filer:

Waterfield Capital LLC

Address: 7500 West Jefferson Boulevard, Fort Wayne, IN 46804

Issuer: White River Capital, Inc. (  )

Date of Event Requiring Reporting: 8/12/05

Signatures:

Waterfield Capital LLC

By:	/s/ Richard D. Waterfield
Richard D. Waterfield, Voting Member